UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 27, 2008

CASPIAN SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-33215	87-0617371
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

257 East 200 South, Suite 340, Salt Lake City, Utah
(Address of principal executive offices)

84111
(Zip code)

(801) 746-3700
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On June 27, 2008 our Board of Directors approved the agreements modifying the original employment contracts of certain employees including the following Company officers: John Scott, COO and John Baile, CFO. The addenda to the employment agreements will be effective as of April 1, 2008 and provide, among other things, for the following:

1.        The “Arbitration” subsection of the section entitled “Legal Fees and Governing Law” of the Employment Agreement has been amended by deleting it in its entirety and replacing it with the following:

The parties hereby specifically agree that any controversy or claim arising out of or relating to this Employment Agreement, or the breach thereof, shall be finally resolved by arbitration administered by the American Arbitration Association under its Employment Dispute Resolution Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. There shall be three arbitrators, named in accordance with such rules. Absent the agreement between the Company and Executive at the time of such dispute arbitration shall be conducted in English language in the Salt Lake City, Utah in accordance with the Unites States Arbitration Act and the arbitrators shall decide the dispute in accordance with the substantive law of the state of Utah.

2.         The “Stock Option Grant” section has also been amended by deleting in its entirety and replacing it with the following:

The number of mandatory stock options to be issued annually (on December 31 of each year following the first full year of employment) to Executive Employee shall be equal to the amount of the Executive Employee’s annual base salary divided by the closing market price of the Company’s common stock on the date of the grant. The exercise (or grant) price of the options shall be equal to the closing market price of the Company’s common stock on the date of such grant.

Unless provided otherwise in the Notice of Stock Option Grant or other award grant, and accepted by the Executive Employee, options or other equity awards vest over three years, exercisable within five years of full vesting.

Number of Full Years	Percentage of Shares That May be Purchased
Less than 1 year	0%
1 year	33%
2 years	67%
3 years	100%

In lieu of any mandatory stock option grant to which the Executive Employee may become entitled under the provisions of the Employment Agreement, the Company may issue, in full or in part, a restricted stock grant, or cash payment or combination thereof as may be from time to time determined by the Compensation Committee or in the absence of a Compensation Committee by the Board of Directors.

If the Company, in its sole discretion, determines to issue a restricted stock grant in lieu of stock options, the Executive Employee shall be entitled to one share of restricted common stock for three stock options Executive Employee was entitled to receive in accordance with the formula described above. All restricted stock awards shall be subject to the vesting schedule described above.

Should the Company, in its sole discretion, determine to make a partial or full cash payment to Executive Employee in lieu of granting stock options and/or a restricted stock grant, such cash payment shall be made on the basis of the closing market price of the Company’s common stock on the date of grant multiplied by the total number of restricted common stock determined in accordance with this Agreement.

At the Company’s sole discretion Executive Employee may also be considered for additional discretionary stock option grants, restricted stock grants or discretionary cash bonus or combination thereof as may, from time to time, be determined by the Compensation Committee or in the absence of a Compensation Committee by the Board of Directors.

Any and all grants in accordance with this Employment Agreement shall be issued on the annual basis once a year on December 31 of each year following the first full year of Executive’s employment with the Company or any of its subsidiary.

3.         The Addenda also provide that the Company and Executive Employee further agree that to the extent Executive Employee may currently be entitled to a stock option grant under the terms of his/her Employment Agreement, and to the extent the Company determines to issue Executive Employee restricted stock in lieu of stock options, as further detailed in the attached herein Schedule A, Executive Employee forfeits any and all stock options to which he may currently be entitled to under the terms of any employment agreement with the Company or any of its subsidiaries from the commencement date of the Executive’s employment till March 31, 2008 whether issued or not issued, vested or not vested.

Similar addenda have been entered to modify the employment agreements of the following employees: Arjan Goris, Terrance Powell and Robert Jobling. Employment agreements of Messrs. Scott, Baile, Goris, Powell, and Jobling as amended, each provide for annual mandatory and discretionary equity awards.

Subsequent to the execution of the addenda the Company and herein identified employees agreed to cancel early issued options to purchase the Company’s common stock in exchange for a restricted stock grants of common stock, which is included in the total amount reported in item 3.02 below.

The following options previously granted have been canceled:

A) Issued during Second Quarter of 2008.

Name	# of Shares underlying Options	Exercise Price per Share	Expiration Date

John Scott	69,231	$2.60	March 20, 2016
Terrance Powell	64,749	$2.78	January 11, 2016
Arjan Goris	73,230	$2.46	March 1, 2016
John Baile	54,270	$2.76	January 18, 2016

B) Issued during First Quarter of 2008

Name	# of Shares underlying Options	Exercise Price per Share	Expiration Date

John Scott	53,730	$3.35	March 20, 2015
Terrance Powell	48,780	$3.69	January 11, 2015
Arjan Goris	51,225	$3.51	March 1, 2015

The above description of the addenda to the employment agreements is only a summary of the addenda and is qualified in its entirety by reference to the terms of Addendum # 1 to the Employment Agreement of John Scott and Addendum # 1 to the Employment Agreement of John Baile, copies of which are attached as exhibits to this Current Report.

Item 3.02 Unregistered Sales of Equity Securities

On June 27, 2008, our Board of Directors approved restricted stock grants in the aggregate amount of 320,757 shares to certain of our officers and employees pursuant the employment agreements entered between the Company and certain employees as amended. Restricted stock grants were made to five persons, including the following executive officers: John Scott, the Company COO and John Baile the Company CFO.

Name	Position with Company	Restricted Stock Granted

John Scott	COO	85,852
John Baile	CFO	30,938
Terrance Powel	VP Investor relations	67,412
Arjan Goris	Managing Director	67,889
Robert Jobling	Manager Engineering & Equipment	68,667

All the restricted stock grants were awarded on the same terms and subject to the same vesting requirements and will vest to the grantees in accordance with the following vesting schedule: 1) 50% will vest upon grant of the restricted stock; 2) 25% will vest upon the first year anniversary of the grant; and 3) 25% will vest upon the second year anniversary of the grant.

The shares representing the restricted stock grants shall be issued as soon as practicable and will be deemed outstanding from the time they are issued, and will be held in escrow by the Company before release in according to the vesting schedule. The grantees will have the right to vote the shares, receive dividends and enjoy all other rights of ownership over the entire grant amount from the grant date, except for the right to transfer, assign, pledge, encumber, dispose of or otherwise directly or indirectly profit or share in any profit derived from a transaction in the shares prior to the vesting. Subject to the provisions of the employment agreements shares will only vest to the grantee if the grantee is employed by the Company at the time of respective vesting dates.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.2	Addendum # 1 to the Employment Agreement of John Scott

Exhibit 10.3	Addendum # 1 to the Employment Agreement of John Baile

Exhibit 10.4	Form of Caspian Services, Inc Restricted Stock Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASPIAN SERVICES, INC.

Date: July 3, 2008	By:	/s/ Laird Garrard
Laird Garrard, Chief Executive Officer